Exhibit 10.44


               COMMONWEALTH LAND/TRANSAMERICA TITLE INSURANCE CO.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT



         THIS AGREEMENT,  made this 4th day of May, 1994,  between  Commonwealth
Land/Transamerica Title Insurance Co., a Pennsylvania corporation with its principal place of business at 8 Penn Center, Philadelphia, Pennsylvania (the "Corporation") and Jeffrey C. Selby, residing at 975 Placid Court, Arnold, MD 21012, an executive of Corporation (the "Executive"),

                                   WITNESSETH:
                                   -----------

                  WHEREAS, in consideration of the Executive's service to the Corporation, and of the expectation of the Executive's continued performance of valuable services, the Corporation wishes to provide the Executive with certain supplemental retirement benefits hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.       Definitions:
                           ------------

                           (a) "Accrued Benefit" shall mean a benefit amount equal to 30% of the Executive's Career Average Annual Salary multiplied by his Service Percentage, payable annually for 10 years commencing at his Normal Retirement Date.

                           (b) "Applicable Interest Rate" shall mean the greater of (1) 6%, or (2) the appropriate applicable federal rate in effect under section 1274 (d) of the Internal Revenue Code of 1986, as amended, for the month before the benefit is paid or commences to be paid.

                           (c) "Board" shall mean the Board of Directors of the Corporation.

                           (d) "Career Average Annual Salary" shall mean the average monthly base salary received by the Executive for all complete months worked for the Corporation as a full-time employee on and after November 1, 1993, multiplied by twelve.

                           (e) "Early Retirement Eligibility Date" shall mean the first day of the month following the first month in which the Executive has both attained the age of 55 and completed ten Years of Service.

                           (f) "Normal Death Benefit" shall mean one half of the aggregate amount of the Normal Retirement Benefit payments to which the Executive would



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                  have been entitled as of his Normal  Retirement Date, based on his Career Average Annual Salary as of his date of death.

                           (g) "Normal Retirement Benefit" shall mean a benefit amount equal to 30% of the Executive's Career Average Annual Salary, payable annually for 10 years, commencing at the Executive's retirement on or after his Normal Retirement Date.

                           (h) "Normal Retirement Date" shall mean the first day of the month following the month in which the Executive attains the age of 65.

                           (i) "Present Value" shall mean the present value of the right to receive the future payment(s) discounted at the Applicable Interest Rate.

                           (j) "Service Percentage" shall mean the number of the Executive's Years of Service divided by the number of Years of Service the Executive would have if he continued to work until his Normal Retirement Date. For purposes of calculating the Executive's Service Percentage, Years of Service shall be calculated to the nearest 1/12 of a year.

                           (k) "Year of Service" shall mean twelve consecutive months of the Executive's full-time employment with the Corporation on or after November 1, 1993. The Executive will only be credited with a month of full-time employment if the Executive works full-time for the entire month. In computing the Executive's Years of Service, each credited month shall equal 1/12 of a Year of Service.

                  2.       Normal Retirement Benefit

                  Subject to the conditions and limitations imposed by this Agreement, if the Executive is still employed by the Corporation when he reaches the Normal Retirement Date, the Corporation shall pay the Executive his Normal Retirement Benefit commencing within 90 days following his retirement.

                  EXAMPLE: At the time of his retirement after reaching age 65, the Executive has a Career Average Annual Salary of $100,000, and the agreed upon percentage listed under Paragraph 1(g) is 30%. The Executive would receive $30,000 annually for 10 years.

                  3.       Early Retirement Benefit

                  Subject to the conditions and limitations imposed by this Agreement, an Executive may retire from the Corporation as of any date which is on or after his Early Retirement Eligibility Date and before his Normal Retirement Date. If the Executive retires under this Paragraph 3, the Executive may elect, by filing a written notice with the Corporation



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

at least one year in advance of his early retirement date, to receive his Accrued Benefit in either of the following forms:

                           (a) as a deferred benefit commencing as of his Normal Retirement Date; or

                           (b) as a reduced benefit commencing as of the first day of any month before his Normal Retirement Date and after his early retirement date, in which event the Accrued Benefit shall be discounted in accordance with the Applicable Interest Rate in effect for the month before such payments commence.

If the Executive fails to file such an election, his Accrued Benefit shall be paid in accordance with Paragraph 3(b) as a reduced benefit commencing as of a date designated by the Corporation which shall not be more than 90 days following his early retirement date.

                  EXAMPLE: The Executive enters into the Agreement at age 45, with an agreed upon percentage under Paragraph 1(a) of 30%. When he elects early retirement at age 55, the Executive has a Career Average Annual Salary of $100,000. Since the Executive would have worked 20 years had he stayed until the age of 65, his Service Percentage is 50% (10 years worked/20). His Accrued Benefit is $15,000 (100,000 x 30% x 50%). The
                  Executive may elect under Paragraph 3(a) to receive $15,000 annually for 10 years beginning at age 65.

                  If payments begin prior to age 65, the $15,000 annual benefit amount will be reduced to reflect the time value of money. For example, if the Applicable Interest Rate is 6% and the Executive begins to receive payments at age 55, the Executive would receive 10 annual payments of approximately $8,300.

                  4.       Total Disability Benefit

                  Subject to the conditions and limitations imposed by this Agreement, if the Executive becomes totally disabled while in the employ of the Corporation, the Corporation shall pay the Executive his Accrued Benefit commencing as of his Normal Retirement Date. Notwithstanding the foregoing, if a majority of the Board determines that payments should commence earlier to prevent undue hardship to the Executive, the Corporation may commence payment of the Executive's Accrued Benefit at an earlier date, in which event the amount of the annual payments shall be discounted in accordance with the Applicable Interest Rate in effect for the month before such payments commence. The decision of a majority of the Board as to whether the Executive is "totally disabled" or whether early payments are necessary to prevent undue hardship to the Executive shall be conclusive for the purposes of this Agreement.

                  5.       Death of Executive

                           (a) Death Benefit. In the event of the Executive's death while employed by the Corporation and prior to his Normal Retirement Date or Early Retirement Eligibility Date (or any determination of total disability under



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

                  Paragraph 4), the Corporation shall pay in one lump sum to any surviving beneficiary or beneficiaries the Executive may have designated (or in the absence of any such beneficiary to the Executive's surviving spouse) a death benefit, as soon as practicable after the Executive's death. This benefit will not be paid if any other benefit is payable under this Agreement. If there is no surviving beneficiary and no surviving spouse, the death benefit shall be paid to the Executive's estate.

                           (b) Amount of Death Benefit. If the Executive was eligible to receive standard coverage from any life insurance carrier from which the Corporation elected to purchase life insurance contract(s) to satisfy its obligations hereunder, the amount of the death benefit shall be the Normal Death Benefit.

                           If the  Executive  was not eligible for such standard
                  insurance coverage at the date of this Agreement or at any subsequent date when the Corporation sought to purchase additional insurance to satisfy its obligations hereunder, or if the Executive commits suicide, the amount of the death benefit shall be the lesser of the Normal Death Benefit or the Present Value of the Executive's Accrued Benefit as of his date of death.

                           (c) Other Payments to Beneficiaries, Estate. In the event of the Executive's death after he has reached his Normal Retirement Date, or Early Retirement Eligibility Date (or after a determination of total disability) and before payments due under Paragraph 2, 3, or 4 have commenced or been completed, the corporation shall make the remaining payments due under this Agreement to the Executive's designated beneficiary or beneficiaries. If at the Executive's death, there is no beneficiary designation in effect or all designated beneficiaries are dead, the Present Value of the payments due shall be paid to the Executive's estate in a lump sum. If all designated beneficiaries die after any beneficiary begins receiving payments under the Agreement, the Corporation shall pay the Present Value of any remaining payments in a lump sum to the Executive's estate.

                  6.       Designation of Beneficiaries

                  To designate a beneficiary or beneficiaries to receive any amounts due under this Agreement, the Executive shall file with the Corporation a written notice, in the form provided by the Corporation, specifying the name, address and relationship to the Executive of each beneficiary. Any such designation may be changed by the Executive with a new written notice.

                  7.       Termination for Malfeasance, Dishonesty, Cause

                  If the Corporation terminates the employment of the Executive prior to his Normal Retirement Date by discharging the Executive for malfeasance, dishonesty, or such other cause as a majority of the Board in its sole discretion deems sufficient, this Agreement shall automatically terminate, and the Corporation shall have no obligation to make any payments whatsoever under this Agreement.



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                  8.       Termination Before Retirement

                  If the Executive terminates employment prior to his Early Retirement Eligibility Date or Normal Retirement Date, if earlier, for any reason other than death or total disability (within the meaning of Paragraph 4), no benefit shall be payable under this Agreement.

                  9.       Noncompetition Agreement

                  The Executive agrees that he will not hereafter, either during employment or after his separation from employment with the Corporation, engage in competition with the Corporation, by either working for or establishing a business in competition with the Corporation. The judgment of a majority of the Board that such competition exists shall be conclusive for purposes of this Agreement. If the Executive should violate the provisions of this Paragraph, no further payments shall be due the Executive, the Executive's spouse, any other designated beneficiary, or their respective estates under this Agreement, and the Corporation shall have no further obligation whatsoever hereunder.

                  10.      Unfunded Agreement

                  The Executive and the Corporation intend this Agreement to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Nothing in this Agreement shall create an obligation on the Corporation's part to set aside or earmark any monies or other assets specifically in order to meet any obligations under this Agreement. Should the Corporation elect to purchase life insurance or annuity contracts as a means of satisfying its obligations under this Agreement, it reserves the absolute right in its sole discretion to terminate any such contracts, as well as any other funding program, at any time, in whole or in part.

                  Nothing in this Agreement and no action taken pursuant to this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive, his beneficiary or any other person.

                  11.      Rights to Benefits

                  At no time shall the Executive or any beneficiary be deemed to have any title to or interest in any specific fund or assets of the Corporation, including, but not limited to, any life insurance or annuity contracts which the Corporation may at any time have purchased. This Agreement constitutes a mere promise by the Corporation to make benefit payments in the future, and the right of any person to receive such benefit payments under this Agreement shall be no greater than the rights of other general unsecured creditors of the Corporation.

                  12.      Nonassignability of Benefits

                  The  Executive's  and  any  beneficiary's   right  to  receive
payments  under  this   Agreement   shall  not  be  subject  in  any  manner  to
anticipation,  alienation,  sale,  transfer,



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

assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or any beneficiary.

                  13.      Administration

                  The Corporation shall have the responsibility and authority to interpret, construe, and administer this Agreement. The Corporation may designate an employee of the Corporation to exercise its powers and perform its duties under this Agreement.

                  14.      Claims Procedure

                           (a) The Executive or other individual claiming entitlement to benefits under this Agreement (hereinafter the "Claimant") shall file a claim request with the Corporation with respect to such benefits.

                           (b) If a claim request is wholly or partially denied, the Corporation shall furnish to the Claimant a written notice of the decision within 90 days of such request in a manner calculated to be understood by the Claimant, which notice shall contain the following information:

                                    (1)      The specific  reason or reasons for
                           the denial;

                                    (2)      Specific   reference  to  pertinent
                           provisions of the Agreement upon which the denial is based;

                                    (3)      A  description  of  any  additional
                           material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary; and

                                    (4)      An explanation of the claims review
                           procedure, describing the steps to be taken by the Claimant.

                           (c) A Claimant or an authorized representative may, with respect to any denied claim:

                                    (1)      Request  a  review   upon   written
                           application filed within 60 days after receipt by the Claimant of written notice of the denial of a claim;

                                    (2)     Review pertinent documents; and

                                    (3)      Submit   issues  and   comments  in
                           writing

                           Any  request or  submission  shall be in writing  and
                  shall be directed to the Corporation (or its designee).



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                           (d)      The  Corporation  (or  its  designee)  shall
                  render a decision upon review of a denied claim within 60 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the pertinent provisions of this Agreement on which the decision is based.

                           If the  decision  on review is not  furnished  to the
                  Claimant within the time limits prescribed above, the claim shall be deemed denied on review.

                  15.      Right to Withhold

                  The Corporation shall have the right to withhold from all distributions under this Agreement any Federal, state, or local taxes required by law to be withheld from such distribu-tions.

                  16.      Other Agreements

                  The benefits under this Agreement shall be independent of, and in addition to, benefits payable under any other agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Corporation to the Executive whether as salary or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

                  17.      Amendment or Termination

                  This Agreement may be terminated or amended in any particular upon written notice from the Corporation to the Executive or his beneficiary, provided that any such amendment or termination shall not deprive the Executive or any beneficiary of any benefit to which the Executive or the beneficiary had previously become entitled under Paragraph 2, 3, 4 or 5.

                  18.      Binding Effect

                  This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Executive and his heirs, executors, administrators, and legal representatives.

                  19.      Arbitration

                  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, if not resolved through the claims procedure set forth in Paragraph 14, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereover.



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                  20.      Construction

                  This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by Federal law.

                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

EXECUTIVE                              COMMONWEALTH LAND/TRANSAMERICA
                                       TITLE INSURANCE CO.

/s/ Jeffrey C. Selby                   By: /s/
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